Exhibit 31.4
CERTIFICATION PURSUANT TO RULE 13a-14(a) OR 15d-14a OF
THE SECURITIES EXCHANGE ACT OF 1934
AS ADOPTED PURSUANT TO SECTION 302
OF THE SARBANES OXLEY ACT OF 2002
I, Kimball Shill, certify that:
1.I have reviewed this Annual Report on Form 10-K/A of Cricut, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

CRICUT, INC.

Date: March 6, 2026	/s/ Kimball Shill
Kimball Shill Chief Financial Officer (Principal Financial Officer)